UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Grant of Restricted Stock

On October 6, 2006, the Compensation Committee of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”), approved grants of restricted shares of the Company’s common stock in accordance with the Company’s 2005 Equity and Performance Incentive Plan (the “Plan”) to the executive officers in the below table in the following restricted share amounts:

Executive Officer	Number of Shares of Restricted Stock Granted
Daniel R. Lee, Chairman of the Board and Chief Executive Officer	15,000
Wade W. Hundley, President	10,000
Stephen H. Capp, Executive Vice President and Chief Financial Officer	5,000
John A. Godfrey, Executive Vice President, Secretary and General Counsel	5,000
Alain Uboldi, Chief Operating Officer	5,000

The restricted stock will be issued pursuant to restricted stock agreements between the Company and each executive officer. The restricted stock granted will vest in five equal annual installments on each January 31 of 2007, 2008, 2009, 2010 and 2011. Upon termination of the executive’s employment for any reason, with or without cause, the restricted stock will vest or be terminated and cancelled on the same basis as provided for unvested stock options in the executive’s then applicable employment agreement with the Company. In no event may the executive transfer any shares that are not vested (or any right or interest therein) to any person in any manner whatsoever, whether voluntarily or by operation of law or otherwise.

Employment Agreements with Certain Executives

On October 6, 2006, the Company entered into employment agreements effective as of June 13, 2006, with each of Wade W. Hundley, the Company’s President, Stephen H. Capp, the Company’s Executive Vice President and Chief Financial Officer, John A. Godfrey, the Company’s Executive Vice President, General Counsel and Secretary and Alain Uboldi, the Company’s Chief Operating Officer (collectively, the “Employment Agreements,” and Messrs. Hundley, Capp, Godfrey and Uboldi, the “Executives”). The Employment Agreements supersede prior agreements between the Company and the Executives. Mr. Hundley’s prior employment agreement was scheduled to expire on March 31, 2007, Mr. Capp’s on January 11, 2007, Mr. Godfrey’s on September 1, 2007 and Mr. Uboldi’s on December 22, 2006.

Annual base salaries under their respective Employment Agreements are $550,000 for Mr. Hundley, $500,000 for Mr. Capp and $425,000 for Mr. Godfrey and Mr. Uboldi, subject to increases from time to time in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The Executives will be entitled to earn bonuses with respect to each year of the term, the amount of which will be determined at the discretion of the Chief Executive Officer and, if appropriate, the Compensation Committee of the Board of Directors.

The Employment Agreements provide for an initial term of three years ending June 13, 2009 and will automatically renew for successive one-year periods thereafter unless notice of non-renewal is provided in writing by either party at least ninety (90) days before the end of the then-current term. If any Executive’s employment is terminated due to death or disability, or terminated by the Company without cause or by the Executive for “good reason” (as defined in the Employment Agreements) at least 6 months prior to a “change of control” (as defined in the Employment Agreements) or after 24 months following a “change of control” (a “Non-Change of Control Termination”), the Executive is entitled to certain payments including (a) 150% times the sum of the Executive’s salary then in effect and a targeted bonus amount (equal to the greater of i) the Executive’s bonus in the year prior to termination or ii) the average of the annual bonuses paid to the Executive for the past three consecutive years (with certain deferred bonus amounts included in certain circumstances), (b) a pro rata share of the annual bonus for the year of termination, (c) accelerated vesting of certain of the Executive’s outstanding stock options and (d) continuation of health benefits coverage for the Executive and their dependents and disability insurance coverage for the Executive for specified periods following termination (generally, five years in the case of death or disability and 18 months otherwise).

If any of the Executives’ employment is terminated by the Company without cause or he terminates for “good reason” on or within 6 months prior to or 24 months following a “change of control” or if the Executive terminates his employment in his sole discretion within 12 months immediately following the first anniversary date of a “change of control,” (a “Change-of-Control Termination”) then, among other things, the Executive is entitled to (a) receive an amount equal to two times his base salary plus two times the largest annual bonus paid to him during the three years preceding the “change of control,” (b) a pro rata annual bonus for the year of termination based on the targeted bonus for such year, (c) accelerated vesting of all outstanding stock options and (d) continuation of health benefits coverage for the Executives and their dependents and disability insurance coverage for the Executive for specified periods following termination (generally, five years). All amounts payable under this severance benefit shall be paid in a lump sum within 30 days of termination. If any such payment would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to receive an additional tax gross-up payment from the Company.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to each Executive for specified periods following the termination of his employment under certain circumstances. In the event of a Non-Change of Control Termination, the covenant not to compete shall not apply. In the event of a Change-of-Control Termination, the covenant not to compete shall not apply and the term of the no-hire-away policy shall be limited to 6 months from the date of termination.

The Employment Agreements amend certain provisions relating to the vesting and exercisability of existing stock options.

No payments under the Employment Agreements shall be made to any Executive at a time or in a form that would subject such Executive to a penalty tax of Section 409A of the Internal Revenue Code (the “409A Tax”). If any payment would, because of its timing or form, subject any Executive to the 409A Tax, such payment shall instead be paid at the earliest time that it could be paid without subjecting the Executive to the 409A Tax, and shall be paid in a form that would not subject the Executive to the 409A Tax (the “Deferred Amount”). The Company will place an amount in a “rabbi trust” with an independent trustee reasonably acceptable to Executive equal to the Deferred Amount plus the simple interest at the prime rate that will accrue thereon.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, which are attached as Exhibit 10.1 10.2 10.3 and 10.4 hereto, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Employment Agreements described in Item 1.01 above supersede the Executives’ prior employment agreements and the Executives’ prior employment agreements were terminated pursuant to the terms of the Employment Agreements. The following agreements were terminated on October 6, 2006, effective June 13, 2006:

•	Employment Agreement dated as of March 14, 2003 by and between the Company and Wade W. Hundley

•	Employment Agreement dated as of January 11, 2003 by and between the Company and Stephen H. Capp

•	Employment Agreement dated as of August 13, 2002 by and between the Company and John A. Godfrey

•	Amended and Restated Employment Agreement effective as of February 17, 2005 by and between the Company and Alain Uboldi

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Wade W. Hundley.

Exhibit 10.2	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Stephen H. Capp.

Exhibit 10.3	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and John A. Godfrey.

Exhibit 10.4	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Alain Uboldi.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: October 12, 2006	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Wade W. Hundley.

Exhibit 10.2	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Stephen H. Capp.

Exhibit 10.3	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and John A. Godfrey.

Exhibit 10.4	Employment Agreement dated October 6, 2006 between Pinnacle Entertainment Inc. and Alain Uboldi.